Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Second Quarter Earnings
Improving Global Economy Drives Shipment Growth
FedEx International Priority Package Volume Increases Six Percent
MEMPHIS, Tenn., December 17, 2009 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.10 per diluted share for the second quarter ended November 30, compared to $1.58 per diluted share a year ago.
“Positive momentum in the global economy and continued execution of our business strategy drove volume growth across all FedEx transportation segments, highlighted by increased international shipments,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We have taken decisive actions during the economic downturn to reduce expenses while expanding our networks in growth markets. We are providing outstanding service levels during our busiest shipping season thanks to the dedication of our more than 275,000 team members.”
Second Quarter Results
FedEx Corp. reported the following consolidated results for the second quarter:
•	Revenue of $8.60 billion, down 10% from $9.54 billion a year ago

•	Operating income of $571 million, down 27% from $784 million last year

•	Operating margin of 6.6%, down from 8.2% the previous year

•	Net income of $345 million, down 30% from last year’s $493 million
Revenue and earnings declined as a result of lower yields, primarily due to a substantial decline in fuel surcharges year over year. Shipment growth, particularly in international express and at FedEx Ground, and strict cost controls benefited results.
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Outlook
FedEx expects earnings per share of $0.50 to $0.70 per diluted share in the third quarter, and $3.45 to $3.75 for fiscal 2010, which reflects the current market outlook for fuel prices and a continued modest recovery in the global economy. The company earned $0.31 per share in last year’s third quarter. The company’s capital spending forecast remains $2.6 billion.
“Our balance sheet is strong, volumes are growing, and we are encouraged by our performance as we emerge from the worst economic downturn in FedEx history,” said Alan B. Graf Jr., FedEx Corp. executive vice president and chief financial officer. “While there is some uncertainty regarding the sustainability of current demand trends after our peak shipping season, we expect our strong operating leverage to provide improved year-over-year profitability in the second half of our fiscal year. Effective cost management remains a priority and should continue to benefit results.”
With an outlook for modestly improving economic conditions and business performance, FedEx will resume merit salary increases for calendar 2010 as well as a 50% resumption of the 401(k) company match for most U.S. employees. These programs were suspended a year ago. In addition, second quarter results reflect expenses to accrue for expected payouts under the company’s variable incentive compensation programs, which are designed to pay base incentives to most hourly, professional and manager-level employees prior to paying any amounts to senior management. These expected costs are included in the company’s earnings guidance.
FedEx Express Segment
For the second quarter, the FedEx Express segment reported:
•	Revenue of $5.31 billion, down 13% from $6.10 billion a year ago

•	Operating income of $345 million, down 36% from $540 million last year

•	Operating margin of 6.5%, down from 8.9% the previous year
U.S. domestic average daily package volume increased 4%, while revenue per package dropped 19% due to lower fuel surcharges, rate per pound and weight per package. FedEx International Priority® (IP) average daily package volume increased 6%. IP revenue per package declined 14% primarily due to lower fuel surcharges.
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Operating income and margin declined year over year, as last year’s results significantly benefited from falling fuel prices and the related fuel surcharge timing lag. Continued reductions in network operating costs driven by fewer flight hours and improved route efficiencies, along with other aggressive actions to control spending, partially offset the negative impact of fuel price. A one-time adjustment to a self-insurance program also benefited the quarter, but was largely offset by incremental variable compensation accruals.
FedEx Ground Segment
For the second quarter, the FedEx Ground segment reported:
•	Revenue of $1.84 billion, up 3% from last year’s $1.79 billion

•	Operating income of $238 million, up 12% from $212 million a year ago

•	Operating margin of 13.0%, up from 11.9% the previous year
FedEx Ground average daily package volume was up 4%. Yield decreased 2% primarily due to lower fuel surcharges. FedEx SmartPost average daily volume grew 63%, aided by gains from DHL’s exit from the U.S. domestic package market. Operating income and margin grew primarily due to increased volume and improved productivity.
Earlier this month, FedEx Ground announced that it will be increasing FedEx Ground and FedEx Home Delivery® rates by an average of 4.9%, effective January 4, 2010. FedEx Ground is also making various changes to surcharges, including modifications to its fuel surcharge table.
FedEx Freight Segment
For the second quarter, the FedEx Freight segment reported:
•	Revenue of $1.07 billion, down 11% from last year’s $1.20 billion

•	Operating loss of $12 million, down from operating income of $32 million a year ago

•	Operating margin of (1.1%), down from 2.7% the previous year
Less-than-truckload (LTL) yield decreased 12% due to the continuing effects of a competitive pricing environment and lower fuel surcharges. Average daily LTL shipments increased 3% year over year and growth rates improved month over month throughout the quarter. Operating income and margin decreased in the quarter due to the competitive pricing environment, partially offset by higher shipments.
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FedEx Services Segment
FedEx Services segment revenue for the second quarter, which included the operations of FedEx Office, was down 12% year over year, due to declines in copy product revenues and the realignment of FedEx SupplyChain Systems to the FedEx Express reporting segment, effective September 1, 2009. The financial impact of this realignment was immaterial.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $33 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 275,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter fiscal 2010 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 17 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com

FEDEX CORP. FINANCIAL HIGHLIGHTS
Second Quarter Fiscal 2010
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2009	2008	%	2009	2008	%
Revenue:
FedEx Express segment	$5,314	$6,098	(13%)	$10,238	$12,517	(18%)
FedEx Ground segment	1,837	1,789	3%	3,567	3,550	0%
FedEx Freight segment	1,068	1,200	(11%)	2,050	2,553	(20%)
FedEx Services segment	465	528	(12%)	916	1,041	(12%)
Other & eliminations	(88)	(77)	NM	(166)	(153)	NM

Total Revenue	8,596	9,538	(10%)	16,605	19,508	(15%)

Operating Expenses:
Salaries and employee benefits	3,424	3,503	(2%)	6,801	7,088	(4%)
Purchased transportation	1,155	1,181	(2%)	2,209	2,459	(10%)
Rentals and landing fees	593	612	(3%)	1,171	1,229	(5%)
Depreciation and amortization	487	491	(1%)	982	983	(0%)
Fuel	744	1,106	(33%)	1,410	2,634	(46%)
Maintenance and repairs	410	521	(21%)	811	1,058	(23%)
Other	1,212	1,340	(10%)	2,335	2,643	(12%)

Total Operating Expenses	8,025	8,754	(8%)	15,719	18,094	(13%)

Operating Income (Loss):
FedEx Express segment	345	540	(36%)	449	885	(49%)
FedEx Ground segment	238	212	12%	447	408	10%
FedEx Freight segment	(12)	32	(138%)	(10)	121	(108%)

Total Operating Income	571	784	(27%)	886	1,414	(37%)

Other Income (Expense):
Interest, net	(15)	(10)	50%	(33)	(19)	74%
Other, net	(9)	—	NM	(12)	(3)	NM

Total Other Income (Expense)	(24)	(10)	140%	(45)	(22)	105%

Pretax Income	547	774	(29%)	841	1,392	(40%)

Provision for Income Taxes	202	281	(28%)	315	515	(39%)

Net Income	$345	$493	(30%)	$526	$877	(40%)

Diluted Earnings Per Share	$1.10	$1.58	(30%)	$1.68	$2.81	(40%)

Weighted Average Common and Common Equivalent Shares	314	312	1%	313	313	—

Capital Expenditures	$668	$750	(11%)	$1,549	$1,387	12%

Average Full-Time Equivalents (000s)	244	252	(3%)	241	252	(4%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Second Quarter Fiscal 2010
(In millions)

	Nov. 30, 2009
	(Unaudited)	May 31, 2009
ASSETS

Current Assets:
Cash and cash equivalents	$1,465	$2,292
Other current assets	4,969	4,824

Total Current Assets	6,434	7,116

Net Property and Equipment	13,937	13,417

Other Long-Term Assets	4,223	3,711

	$24,594	$24,244

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$40	$653
Other current liabilities	4,079	3,871

Total Current Liabilities	4,119	4,524

Long-Term Debt, Less Current Portion	1,918	1,930

Other Long-Term Liabilities	4,389	4,164

Total Common Stockholders’ Investment	14,168	13,626

	$24,594	$24,244

FEDEX CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Second Quarter Fiscal 2010
(In millions)
(Unaudited)

	Six Months Ended
	November 30
	2009	2008

Operating Activities:
Net income	$526	$877
Noncash charges:
Depreciation and amortization	982	983
Other, net	176	213
Changes in operating assets and liabilities, net	(327)	(618)

Net cash provided by operating activities	1,357	1,455

Investing Activities:
Capital expenditures	(1,549)	(1,387)
Proceeds from asset dispositions and other	33	30

Net cash used in investing activities	(1,516)	(1,357)

Financing Activities:
Principal payments on debt	(625)	(1)
Dividends paid	(69)	(68)
Other, net	13	9

Net cash used in financing activities	(681)	(60)

Effect of exchange rate changes on cash	13	(35)

Net (decrease) increase in cash and cash equivalents	(827)	3

Cash and cash equivalents at beginning of period	2,292	1,539

Cash and cash equivalents at end of period	$1,465	$1,542

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2009	2008	%		2009	2008	%
FINANCIAL HIGHLIGHTS

Revenue	$5,314	$6,098	(13%)		$10,238	$12,517	(18%)

Operating Expenses:
Salaries and employee benefits	2,036	2,059	(1%)		4,079	4,188	(3%)
Purchased transportation	283	294	(4%)		538	630	(15%)
Rentals and landing fees	396	403	(2%)		781	820	(5%)
Depreciation and amortization	251	241	4%		503	480	5%
Fuel	638	953	(33%)		1,209	2,272	(47%)
Maintenance and repairs	267	381	(30%)		528	775	(32%)
Intercompany charges	470	532	(12%)		939	1,065	(12%)
Other	628	695	(10%)		1,212	1,402	(14%)

Total Operating Expenses	4,969	5,558	(11%)		9,789	11,632	(16%)

Operating Income	$345	$540	(36%)		$449	$885	(49%)

Operating Margin	6.5%	8.9%	(2.4	pts)	4.4%	7.1%	(2.7	pts)

OPERATING STATISTICS

Operating Weekdays	63	63	—		128	127	1%

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,154	1,086	6%		1,141	1,094	4%
U.S. Overnight Envelope	606	611	(1%)		611	621	(2%)
U.S. Deferred	858	832	3%		840	830	1%

Total U.S. Domestic Package	2,618	2,529	4%		2,592	2,545	2%
International Priority	529	500	6%		502	497	1%
International Domestic	338	311	9%		315	309	2%

Total Average Daily Packages	3,485	3,340	4%		3,409	3,351	2%

Average Daily Freight Pounds (000s):
U.S.	7,193	7,335	(2%)		6,883	7,315	(6%)
International Priority	2,571	2,216	16%		2,353	2,264	4%
International Airfreight	1,207	1,605	(25%)		1,253	1,737	(28%)

Total Avg Daily Freight Pounds	10,971	11,156	(2%)		10,489	11,316	(7%)

YIELD
Revenue Per Package:
U.S. Overnight Box	$18.87	$23.66	(20%)		$18.51	$23.96	(23%)
U.S. Overnight Envelope	10.36	12.62	(18%)		10.27	12.84	(20%)
U.S. Deferred	11.58	14.13	(18%)		11.40	14.25	(20%)

Total U.S. Domestic Package	14.51	17.86	(19%)		14.26	18.08	(21%)
International Priority	52.88	61.30	(14%)		52.27	62.93	(17%)
International Domestic	7.09	8.06	(12%)		7.07	8.34	(15%)

Composite Package Yield	$19.62	$23.44	(16%)		$19.19	$23.84	(20%)

Revenue Per Freight Pound:
U.S.	$1.08	$1.29	(16%)		$1.07	$1.28	(16%)
International Priority	1.98	2.32	(15%)		1.93	2.31	(16%)
International Airfreight	0.83	1.09	(24%)		0.77	1.10	(30%)

Composite Freight Yield	$1.26	$1.46	(14%)		$1.22	$1.46	(16%)

Average Full-Time Equivalents (000s)	126	128	(2%)		126	129	(2%)

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2009	2008	%		2009	2008	%
FINANCIAL HIGHLIGHTS

Revenue	$1,837	$1,789	3%		$3,567	$3,550	0%

Operating Expenses:
Salaries and employee benefits	288	279	3%		570	546	4%
Purchased transportation	733	745	(2%)		1,426	1,516	(6%)
Rentals	63	58	9%		121	109	11%
Depreciation and amortization	83	81	2%		168	161	4%
Fuel	2	3	(33%)		3	5	(40%)
Maintenance and repairs	40	37	8%		78	74	5%
Intercompany charges	196	180	9%		380	358	6%
Other	194	194	—		374	373	0%

Total Operating Expenses	1,599	1,577	1%		3,120	3,142	(1%)

Operating Income	$238	$212	12%		$447	$408	10%

Operating Margin	13.0%	11.9%	1.1	pts	12.5%	11.5%	1.0	pts

OPERATING STATISTICS

Operating Weekdays	63	63	—		128	127	1%

Average Daily Package Volume (000s)
FedEx Ground	3,602	3,473	4%		3,454	3,405	1%
FedEx SmartPost	1,265	777	63%		1,135	680	67%

Yield (Revenue Per Package)
FedEx Ground	$7.54	$7.70	(2%)		$7.56	$7.78	(3%)
FedEx SmartPost	$1.57	$2.07	(24%)		$1.50	$2.10	(29%)

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2009	2008	%		2009	2008	%
FINANCIAL HIGHLIGHTS

Revenue	$1,068	$1,200	(11%)		$2,050	$2,553	(20%)

Operating Expenses:
Salaries and employee benefits	513	592	(13%)		1,020	1,206	(15%)
Purchased transportation	168	151	11%		286	331	(14%)
Rentals	27	35	(23%)		56	68	(18%)
Depreciation and amortization	46	53	(13%)		101	107	(6%)
Fuel	104	150	(31%)		198	356	(44%)
Maintenance and repairs	35	41	(15%)		69	84	(18%)
Intercompany charges [1]	98	29	NM		150	51	NM
Other	89	117	(24%)		180	229	(21%)

Total Operating Expenses	1,080	1,168	(8%)		2,060	2,432	(15%)

Operating (Loss) Income	$(12)	$32	NM		$(10)	$121	NM

Operating Margin	(1.1%)	2.7%	(3.8	pts)	(0.5%)	4.7%	(5.2	pts)

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—		127	126	1%

LTL Shipments Per Day (000s)	82.9	80.3	3%		77.0	81.5	(6%)
Weight Per LTL Shipment (lbs)	1,128	1,122	1%		1,119	1,131	(1%)
LTL Revenue/CWT	$17.09	$19.44	(12%)		$17.45	$19.96	(13%)
[1]	During the first quarter of fiscal 2010, approximately 2,700 FedEx Freight segment employees were transferred to the FedEx Services segment. These employees represented the sales, marketing, IT, pricing, customer service, claims and credit and collection functions of the FedEx Freight segment. For 2010, the costs of these functions will be allocated to the FedEx Freight segment through intercompany charges. There is no net impact to the FedEx Freight segment operating income and margin.